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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of AXENT Technologies, Inc. on Form S-8 of our report dated January 27, 1998, on our audits of the consolidated financial statements of AXENT Technologies, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, as included in AXENT Technologies, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which report is incorporated by reference in this registration statement on Form S-8. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP


McLean, Virginia
February 26, 1999